                                                 Exhibit 99.1

CONTACT:                          Thor Erickson – Investor Relations
+1 (678) 260-3110

Fred Roselli – U.S. Media Relations
+1 (678) 260-3421

Lauren Sayeski – European Media Relations
+ 44 (0) 7976 113 674

FOR IMMEDIATE RELEASE
COCA-COLA ENTERPRISES, INC. TO WEBCAST
2013 OUTLOOK CONFERENCE CALL

ATLANTA, November 15, 2012 – Coca-Cola Enterprises (NYSE/Euronext Paris: CCE) will host a conference call with analysts and investors on Tuesday, December 18 at 10:00 a.m. ET, 3:00 p.m. GMT, and 4:00 p.m. CET. John F. Brock, chairman and chief executive officer, and Bill Douglas, executive vice president and chief financial officer, will provide an update on 2012 business trends and discuss the company’s outlook for 2013.

CCE will issue a release before the market opens on Tuesday, December 18.  A conference call discussing these matters will be webcast live through the company’s website, www.cokecce.com. A replay of the presentation will be available later that day.

A copy of the company’s news release will be available through the website on the home page and under the Investors section under news and events.

Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and one of the world’s largest Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about the company, please visit www.cokecce.com.

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